UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 6, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 6, 2011, Nuance Communications, Inc. (“Nuance”) acquired Swype, Inc. (“Swype”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 6, 2011, by and among Nuance, Sonic Acquisition Corporation, a wholly owned subsidiary of Nuance (“Sub”), Swype, and Adrian Smith, as the representative of the Company’s shareholders, pursuant to which Sub will merge with and into Swype with Swype surviving as a wholly owned subsidiary of Nuance (the “Merger”). The aggregate consideration payable to the former shareholders of Swype consists of $102,500,000, of which $77,500,000 was paid at the closing and the remaining $25,000,000 (the “Contingent Consideration”) is payable on the eighteen month anniversary of the closing. The Contingent Consideration is subject to certain adjustments and conditions, including the requirement that certain key executives not terminate their employment with Nuance or have their employment terminated for certain reasons.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.
(b)	Pro Forma Financial Information
(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K is required to be filed.
(d)	Exhibits
2.1	Agreement and Plan of Merger, dated as of October 6, 2011, by and among Nuance, Sonic Acquisition Corporation, a wholly owned subsidiary of Nuance, Swype, and Adrian Smith, as the representative of the Company’s shareholders.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: October 6, 2011	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer